UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 2, 2009

K'S MEDIA

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-52760	75-3263792
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8/F GongJieDaSha, Ji 2, GongTi Road East Chao Yang District, Beijing, China	100027
(Address of Principal Executive Offices)	(Zip Code)

86-10-5921-2230

(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors;Appointment of Certain Officers; Compensatory Arrangements of CertainOfficers.

On April 2, 2009, the Board of Directors of K's Media (the "Company") adopted the K's Media 2009 Stock Incentive Plan (the "Incentive Plan").  Stockholders of the Company holding a majority of the Company's voting securities approved the Incentive Plan by written consent in lieu of a meeting on April 2, 2009.

The purpose of the Incentive Plan is to continue to further the growth and development of the Company by affording an opportunity for stock ownership to selected employees, consultants and directors of the Company and its affiliates who are responsible for the conduct and management of its business or who are involved in endeavors significant to its success.  The Incentive Plan is also intended to (a) assist the Company in attracting new employees, consultants and directors and retaining existing employees, consultants and directors, (b) encourage growth of the Company through incentives that are consistent with the Company's goals, (c) provide incentives for individual performance and (d) promote teamwork.

Upon adoption of the Incentive Plan, the Board of Directors appointed its Compensation Committee to administer the Incentive Plan. Pursuant to this delegated authority, the Compensation Committee has the full and exclusive right to grant and determine terms and conditions of all awards granted under the Incentive Plan and to prescribe, amend and rescind rules and regulations for administration of the Incentive Plan.  The Compensation Committee may from time to time in its discretion determine which of the eligible employees, consultants and directors of the Company or its affiliates should receive awards, the type of awards to be granted, and, as applicable, the number of shares of common stock subject to the awards, the grant dates, the exercise or purchase price for shares subject to the awards, the vesting conditions and duration of the awards and the restrictions applicable to each grant of shares of common stock pursuant to the awards.  Each award will be evidenced by an award agreement.

The Compensation Committee may grant stock options, stock appreciation rights, restricted stock, bonus stock or other stock-based awards under the Incentive Plan.  The Board of Directors has reserved a total of 6,000,000 shares of the Company's common stock for issuance under the Incentive Plan.  Shares of common stock subject to awards granted under the Incentive Plan that are cancelled, expire or are forfeited are available for re-grant under the Incentive Plan.

The Board of Directors may at any time and from time to time alter, amend, suspend or terminate the Incentive Plan or any part thereof as it may deem proper, except that no such action shall diminish or impair the rights under an award previously granted.  Unless the Company's stockholders shall have given their approval, the Board of Directors may not amend the Incentive Plan to (a) increase the maximum aggregate number of shares that may be issued under the Incentive Plan, (b) increase the maximum number of shares that may be issued under the Incentive Plan through ISOs, (c) change the class of individuals eligible to receive awards under the Incentive Plan or (d) make any other change that would require stockholder approval under any applicable law.

As of the date of this Current Report on Form 8-K, no awards have been granted under the Incentive Plan.

The description of the Incentive Plan set forth above is qualified in its entirety by reference to the full text of Incentive Plan, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 5.03                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective April 2, 2009, the Company's Board of Directors unanimously authorized an amendment to Section III of the Company's Bylaws to clarify that the Company's stockholders may take action in lieu of a meeting by a written consent signed by the holders of the voting power that would be required to approve such action at a meeting, consistent with the default rule under the Nevada Revised Statutes.

The summary of the change to the Company's Bylaws set forth above is qualified in its entirety by reference to the full text of the First Amendment to the Bylaws of the Company, a copy of which is attached to this Current Report on Form 8-K as Exhibit 3.1 and incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.                                           Exhibit Title

3.1                                First Amendment to the Bylaws of K's Media
10.1                                K's Media 2009 Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

K's Media

Date: April 2, 2009	By:	/s/ Jake Wei
Jake Wei
Chief Financial Officer